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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2003

Universal Access Global Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28559
(Commission File Number)

36-4408076
(IRS Employer Identification Number)

233 South Wacker Drive, Suite 600, Chicago, Illinois 60606
(Address of principal executive offices)

Registrant's telephone number, including area code: (312) 660-5000

Item 5. OTHER EVENTS

        On April 7, 2003, the Company entered into several related agreements with CityNet Telecommunications, Inc. ("CityNet").

        Under a stock purchase agreement, if closing conditions (including the receipt of regulatory approval and the approval of the Company's stockholders) are satisfied or waived, (a) CityNet will pay to the Company $16 million and transfer to the Company certain fiber optic network assets, (b) the Company will issue to CityNet newly issued shares of the Company's common stock representing 55% of the outstanding common stock on a fully-diluted basis (with any options and warrants having an exercise price in excess of $1.00 being excluded from the calculation of "fully outstanding," subject to CityNet's right to receive compensating shares in the event that any of these options or warrants are subsequently exercised) and (c) the Company will assume a $2 million debt obligation to a third party. This debt obligation matures in a single installment on December 31, 2007 and does not bear interest until January 1, 2006; thereafter, it bears interest at 8% per annum.

        In addition, the Company issued a Promissory Note and the Company and certain of its subsidiaries entered into a Guarantee and Security Agreement, pursuant to which CityNet loaned $5 million to the Company on April 8, 2003. The loan is secured by substantially all of the Company's assets. The loan bears interest at a rate of 12% per annum, and is payable upon the earlier of the closing under the stock purchase agreement or April 6, 2004. Upon the closing under the stock purchase agreement, principal and accrued interest under the Promissory Note will (in lieu of cash payment to CityNet) be applied to reduce the purchase price payable by CityNet under the Stock Purchase Agreement.

        CityNet has entered into a voting agreement with holders of approximately 49% of the Company's outstanding common stock. In the voting agreement, these holders have agreed to vote their shares in favor of (a) the transactions under the stock purchase agreement, (b) CityNet's designees for five of the nine members of the Company's board of directors and (c) other matters related to the transactions. Copies of the agreements with CityNet are attached hereto as Exhibits 2.2, 2.3, 9, 10.31 and 10.32.

        On April 9, 2003, the Company issued a press release regarding the agreements with CityNet. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits.

Exhibit No.
2.2	Stock Purchase Agreement with CityNet Telecommunications, Inc. dated April 7, 2003.
2.3	Letter agreement with CityNet Telecommunications, Inc. dated April 7, 2003.
4.8.2	Second Amendment to the Universal Access Global Holdings Inc. Preferred Stock Rights Agreement dated April 7, 2003.
9	Voting Agreement among CityNet Telecommunications, Inc. and certain stockholders of the Company dated April 7, 2003
10.31	Promissory Note with CityNet Telecommunications, Inc. dated April 7, 2003.
10.32	Guarantee and Security Agreement with CityNet Telecommunications, Inc. dated April 7, 2003.
99.1	Press Release by the Company dated April 9, 2003 referred to in Item 5 above.
99.2	Press Release by the Company dated April 8, 2003 referred to in Item 9 below.

Item 9. REGULATION FD DISCLOSURE

        The information provided in this section is being provided pursuant to Item 12 of Form 8-K "Results of Operations and Financial Condition," pursuant to interim procedures announced by the SEC in Release No. 33-8216 issued March 27, 2003.

        On April 8, 2003, the Company issued a press release regarding its financial results for the fourth quarter and year ended December 31, 2002. A copy of the press release is attached hereto as Exhibit 99.2.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2003

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.
By:	/s/ RANDALL R. LAY Randall R. Lay Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit
2.2	Stock Purchase Agreement with CityNet Telecommunications, Inc. dated April 7, 2003.
2.3	Letter agreement with CityNet Telecommunications, Inc. dated April 7, 2003.
4.8.2	Second Amendment to the Universal Access Global Holdings Inc. Preferred Stock Rights Agreement dated April 7, 2003.
9	Voting Agreement among CityNet Telecommunications, Inc. and certain stockholders of the Company dated April 7, 2003
10.31	Promissory Note with CityNet Telecommunications, Inc. dated April 7, 2003.
10.32	Guarantee and Security Agreement with CityNet Telecommunications, Inc. dated April 7, 2003.
99.1	Press Release by the Company dated April 9, 2003 referred to in Item 5 above.
99.2	Press Release by the Company dated April 8, 2003 referred to in Item 9 above.

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  Item 5. OTHER EVENTS
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
  Item 9. REGULATION FD DISCLOSURE
Signatures
EXHIBIT INDEX